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                                                                      Exhibit 10


INDEPENDENT AUDITORS' CONSENT

Mercury Large Cap Series Funds, Inc.:


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-91227 of Mercury Large Cap Series Funds, Inc. on Form N-1A of our report dated December 20, 1999 on the statements of assets and liabilities of Mercury Large Cap Growth Fund, Mercury Large Cap Value Fund, and Mercury Large Cap Core Fund of Mercury Large Cap Series Funds, Inc. appearing in the Statement of Additional Information, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey
July 28, 2000